SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant [ X ]

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[	]	Preliminary Proxy Statement
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[	]	Definitive Proxy Statement
[ X ]		Definitive Additional Materials
[	]	Soliciting Material Under Rule 14a-12
TRI-CONTINENTAL CORPORATION
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT HEDGED PARTNERS L.P.

WESTERN INVESTMENT LLC

WESTERN INVESTMENT ACTIVISM PARTNERS LLC

BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.

BENCHMARK PLUS PARTNERS, L.L.C.

BENCHMARK PLUS MANAGEMENT, L.L.C.

PARADIGM PARTNERS, N.W., INC.

ARTHUR D. LIPSON

SCOTT FRANZBLAU

ROBERT FERGUSON

MICHAEL DUNMIRE

PAUL DEROSA

MARLENE A. PLUMLEE

ELYSE NAKAJIMA

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Western Investment Hedged Partners L.P. (“Western Investment”) is filing materials contained in this Schedule 14A with the Securities and Exchange Commission relating to a definitive proxy statement and accompanying proxy cards to be used in connection with the annual meeting of stockholders of Tri-Continental Corporation (the “Company”) scheduled to be held on May 4, 2006 (the “Annual Meeting”) to solicit votes for the approval of certain matters at the Annual Meeting and in support of the election of Western Investment’s slate of director nominees.

Item 1: On April 26, 2006, Western Investment mailed the following letter to stockholders of the Company:

WESTERN INVESTMENT HEDGED PARTNERS L.P.

TIME IS SHORT—PROTECT YOUR INVESTMENT FROM FAILING STEWARDSHIP AND POOR MANAGEMENT!

April 26, 2006

Dear Fellow Stockholder:

The Annual Meeting of Tri-Continental Corporation is only days away. Your vote at the May 4th Annual Meeting will decide whether “business as usual” will continue under the lackluster and legally troubled management of J.&W. Seligman & Co. Incorporated (“Seligman”), or if stockholders will issue a mandate for change by electing our nominees to the Tri-Continental board. We urge you to sign, date and return the GOLD proxy today, voting to install three truly independent stockholder representatives to the nine-member board. The latest dated proxy you return will be the only one counted, so even if you have already sent in a proxy to the Company, you have every legal right to change your vote and support our slate with the enclosed GOLD card.

DO YOU KNOW THAT ELIOT SPITZER, THE NEW YORK STATE ATTORNEY GENERAL, HAS DETERMINED TO COMMENCE AN ACTION FOR FRAUD AGAINST TRI-CONTINENTAL'S FUND MANAGER, SELIGMAN. WILLIAM MORRIS, TRI-CONTINENTAL'S CHAIRMAN, AND BRIAN ZINO, TRI-CONTINENTAL'S PRESIDENT, ARE ALSO NAMED IN THIS MATTER. DO YOU WANT PEOPLE INVOLVED IN THIS LEGAL ACTION WATCHING OVER YOUR INVESTMENT?

DO YOU KNOW THAT MORNINGSTAR, A LEADING MUTUAL FUND RATINGS COMPANY, HAS RATED A SELIGMAN MANAGED MUTUAL FUND AN F, THE LOWEST GRADE FOR STEWARDSHIP? MORNINGSTAR ALSO FLATLY RECOMMENDS AGAINST SENDING NEW MONEY TO SELIGMAN MUTUAL FUNDS AT THIS TIME!

OUR PRIMARY OBJECTIVE IS TO REDUCE THE NET ASSET VALUE (NAV) DISCOUNT – DO NOT BE MISLED BY THE COMPANY'S SCARE TACTICS THAT WE INTEND TO LIQUIDATE THE FUND.

In making your decision, it is important for you to know that:

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THE FUND’S MANAGER SELIGMAN IS CURRENTLY UNDER INVESTIGATION by both the Office of the New York State Attorney General and the Securities and Exchange Commission. Both inquiries center on questionable trading arrangements with certain favored investors – trading arrangements that the Attorney General has estimated resulted in excess of $80 million in “dilution” to the value of the Seligman funds. While these inquiries involve other funds in the Seligman group, it is important to note that Seligman has already refunded over $625,000 directly to Tri-Continental in connection with improper sales arrangements it had with certain brokerage firms.

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LEADING INDEPENDENT VOTING ADVISORY FIRM RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE WESTERN INVESTMENT NOMINEES ON THE GOLD CARD—Institutional Shareholder Services (ISS) is a leading independent advisory firm providing voting recommendations to hundreds of institutional investors. In recommending that its clients vote FOR the Western Investment slate, ISS cites “the scale of the Fund’s NAV discount, at least 14% each year since 1995," its “historically poor investment performance,” and finally also notes “ISS believes that Eliot Spitzer’s charges of market-timing are quite serious.” ISS concludes, “As three new members of a nine-person board, the dissident nominees would be in a better position to deliver NAV to shareholders.”

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OUR PRIMARY OBJECTIVE IS TO REDUCE THE NAV DISCOUNT – DO NOT BE MISLED BY THE COMPANY’S SCARE TACTICS THAT WE INTEND TO LIQUIDATE THE FUND. The persistence and scale of the NAV discount is damaging to all stockholders, but most especially to those long-term stockholders who may need to cash out their investment in order to meet their retirement needs. We believe that the massive discount at which the Fund has historically traded should be reduced to less than 5%. There are a number of initiatives we would support which can accomplish this goal, including open market share buy-backs and formal self-tenders. Both mechanisms are readily implemented, are effective, and can be accomplished without jeopardizing the ongoing operations of the Fund for the benefit of its continuing investors. We view open-ending or liquidation of the Fund as a last resort in the effort to restore value to Tri-Continental stockholders.

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WESTERN INVESTMENT HAS BEEN A STOCKHOLDER OF TRI-CONTINENTAL SINCE 1999 AND HAS NO PLANS TO SELL ITS SHARES IF THE CHANGES WE RECOMMEND ARE ADOPTED. Do not be misled by the Company, if our changes are approved by the board and stockholders, we hope to remain stockholders of Tri-Continental for years to come. We seek improved returns for us as well as all other stockholders, currently and in the future. As one of Tri-Continental’s largest stockholders, our interests are aligned with all stockholders. Seligman receives fees regardless of performance. Who do you think cares more about the Fund’s performance?

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WE SEEK A STOCKHOLDER MANDATE, NOT CONTROL OF TRI-CONTINENTAL. We are asking your support for the election of only three directors to a nine member board. As a minority, our nominees would seek to work with the remaining directors of the existing board for the benefit of all stockholders, and would not be in a position to take any action at all without the support of at least two of the incumbent directors.

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The Annual Meeting is fast approaching, and the value of your investment is at stake. We urge you to consider the above; consider what independent stockholder representation on the Tri-Continental board could achieve for your investment; consider the consistently mediocre returns you have seen from the Seligman management, and vote the GOLD proxy today.

Thank you for your support.

Regards,

/s/ Arthur D. Lipson

Arthur D. Lipson

Western Investment Hedged Partners L.P.

THE MEETING IS ONLY DAYS AWAY.

PLEASE TAKE A MOMENT OF YOUR TIME TO VOTE TODAY.

The Tri-Continental Corporation Annual Meeting of Stockholders is set for May 4, 2006.

If you hold your shares in your own name – please sign, date and return the enclosed GOLD proxy in the postage-paid envelope at your earliest opportunity.

If your shares are held for your account by your broker or bank – you may be able to vote your shares via telephone or over the internet. If these alternatives are available to you, the instructions will appear on the enclosed GOLD proxy card.

If you have any questions, or need assistance in voting your shares, please call Innisfree M&A Incorporated, toll-free at (877) 456-3510. (Banks and brokers may call collect at (212) 750-5833).

To contact Western Investment Hedged Partners L.P. or for additional information, please visit: www.fixmyfund.com.

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CERTAIN INFORMATION CONCERNING WESTERN INVESTMENT

Western Investment Hedged Partners L.P. (“Western Investment”), together with the other Participants (as defined below), has made a definitive filing with the SEC of a proxy statement (the “Proxy Statement”) and accompanying proxy cards to be used, among other things, to solicit votes for the approval of certain matters at the annual meeting (the “Annual Meeting”) of Tri-Continental Corporation (the “Company”) scheduled for May 4, 2006 and in support of the election of the Participants’ slate of director nominees at the Annual Meeting.

Western Investment advises all stockholders of the Company to read the Proxy Statement and other proxy materials relating to the Annual Meeting as they become available because they contain important information. Such proxy materials are available at no charge on the SEC’s web site at http://www.sec.gov. In addition, the Participants in the solicitation will provide copies of the proxy materials, without charge, upon request. Requests for copies should be directed to the Participants’ proxy solicitor, Innisfree M&A Incorporated, at its toll-free number: (877) 456-3510 or by e-mail at: mbrinn@innisfreema.com.

The Participants in the proxy solicitation are Western Investment, Western Investment LLC, Arthur D. Lipson, Western Investment Activism Partners LLC, Benchmark Plus Institutional Partners, L.L.C., Benchmark Plus Partners, L.L.C., Benchmark Plus Management, L.L.C., Paradigm Partners, N.W., Inc., Scott Franzblau, Robert Ferguson, Michael Dunmire, Paul DeRosa, Marlene A. Plumlee and Elyse Nakajima (the “Participants”). Information regarding the Participants and their direct or indirect interests is available in the Schedule 13D jointly filed with the SEC on January 6, 2006, as subsequently amended on January 10, 2006, February 15, 2006 and March 3, 2006 and the Proxy Statement.